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                        SALEM COMMUNICATIONS CORPORATION
                       AMENDMENT NO. 1 TO PARENT GUARANTY

         AMENDMENT NO. 1 (this "AMENDMENT"), dated as of January 15, 2001, to the First Amended and Restated Parent Guaranty, dated as of November 7, 2000, by and among SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "GUARANTOR"), SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), and THE BANK OF NEW YORK (the "ADMINISTRATIVE AGENT"), in its capacity as administrative agent for the Lenders under the Credit Agreement and the Rate Protection Lenders as defined therein (the "PARENT GUARANTY").

                                    RECITALS

         I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Parent Guaranty.

         II. The Guarantor has requested that the Administrative Agent amend the Parent Guaranty upon the terms and conditions contained herein, and the Administrative Agent is willing to do so.

         Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to
Section 13(g) of the Parent Guaranty and Section 11.1 of the Credit Agreement, the parties hereto agree as follows:

         1. Section 1 of the Parent Guaranty shall be amended by adding the following defined terms in the appropriate alphabetical order:

                 "KALC DEPOSIT ARRANGEMENT": the deposit of the proceeds received from the KALC Sale with the Exchange Agent pursuant to an intermediary agreement in all respects satisfactory to the Administrative Agent in connection with the qualification of the KALC Sale as a like-kind exchange under Section 1031 of the Code.

                 "KALC EXCHANGE AGENT": BNY or such other intermediary satisfactory to the Administrative Agent.

         2. Section 5(c) of the Parent Guaranty shall be amended and restated in its entirety to read as follows:

                 (c) LEGAL EXISTENCE. Except as provided in Section 7.3 of the Credit Agreement, maintain, and cause each Subsidiary to maintain, its

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         corporate or other existence, and maintain, and cause each Subsidiary to maintain, its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         3. Section 6(g) of the Parent Guaranty shall be amended and restated in its entirety to read as follows:

                 (g) SALE OF PROPERTY. Sell, exchange, lease, transfer or otherwise dispose of any Property to any Person, or permit any Subsidiary so to do, except (i) as permitted in Section 8.7 of the Credit Agreement, (ii) as permitted by Section 6(e) and (iii) Acquisition Corp. may consummate the KALC Sale, PROVIDED that, immediately upon receipt of any Net Sale Proceeds or any Liquidated Damages Amount (as defined in the KALC Purchase Agreement) (to the extent received in cash) from the KALC Sale (provided that, to the extent that such KALC Sale Net Sale Proceeds have been deposited with the KALC Exchange Agent in accordance with the KALC Deposit Arrangement, such Net Sales Proceeds shall not be deemed received in cash until the KALC Exchange Agent shall have released such Net Sales Proceeds to the Guarantor or any of its Subsidiaries), Acquisition Corp. shall immediately transfer (by way of a dividend or an advance) such Net Sale Proceeds thereof and Liquidated Damages Amount (as defined in the KALC Purchase Agreement) to the Guarantor in an aggregate amount not less than the original principal amount of the KALC Intercompany Loan or the KALC Borrower Dividend, as applicable, upon receipt of which the Guarantor shall immediately repay the KALC Intercompany Loan or make a capital contribution or advance to the Borrower, as applicable, in an amount equal to the Net Sale Proceeds or Liquidated Damages received until the KALC Intercompany Loan is repaid in full or until the aggregate amount of such capital contributions and advances shall equal the KALC Borrower Dividend, as applicable.

         4. Paragraphs 1-3 of this Amendment shall not become effective until:

                 (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Guarantor, the Borrower and the Administrative Agent; and

                 (b) Amendment No. 1, dated as of the date hereof, to the Credit Agreement shall have become effective.


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         5.      In all other respects the Parent Guaranty shall remain in full force and effect.

         6. In order to induce the Administrative Agent to execute and deliver this Amendment (and the Required Lenders to consent thereto), the Guarantor and the Borrower each (a) certifies that, immediately after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Loan Documents or this Amendment, (b) certifies that, immediately after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

         7. Each of the Guarantor and the Borrower (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to any Credit Party under any Loan Document to which it is a party.

         8. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

         9. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

         10. The parties have caused this Amendment to be duly executed as of the date first written above.


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                       SALEM COMMUNICATIONS CORPORATION
                       AMENDMENT NO. 1 TO PARENT GUARANTY

                                   SALEM COMMUNICATIONS CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
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                                   SALEM COMMUNICATIONS HOLDING
                                   CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


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                       SALEM COMMUNICATIONS CORPORATION
                       AMENDMENT NO. 1 TO PARENT GUARANTY

                                   THE BANK OF NEW YORK,
                                   as Administrative Agent

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
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